CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in this Post-Effective Amendment to the Registration Statement on Form N-1A of Miller Investment Trust and to the incorporation by reference of our report dated December 30, 2010 relating to the financial statements and financial highlights of Miller Convertible Fund, a series of Miller Investment Trust.   Such financial statements and financial highlights appear in the 2010 Annual Report to Shareholders which is also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

May 5, 2011